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                                                                   EXHIBIT 10.15


                                 PROMISSORY NOTE


U.S. $ 50,000                                       Phoenix, Arizona
                                                    Date: October 8, 1999


         FOR VALUE RECEIVED, the undersigned Promissor, promises to pay to the order of RADYNE COMSTREAM INC (the "Company") at its offices at 3138 East Elwood Street, Phoenix, Arizona, 85034, the principal sum of Twenty-five Thousand Dollars ($25,000) with interest on the first anniversary of the date of this Note and the principal sum of Twenty-five Thousand Dollars ($25,000) with interest on the second anniversary of the date of this Note.

         The unpaid principal amount hereof outstanding shall bear interest from the date hereof at the rate of Five Percent (5%) per annum. Payments of both principal and interest shall be paid in lawful currency of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the provisions and conditions of, a Stock Purchase Loan Agreement between the Company and the Promissor bearing the same date as this Note and, if amended, all amendments thereto. This reference to the Stock Purchase Loan Agreement is hereby made for notice of and a statement of said provisions and conditions governing the retirement of the obligation this Note represents.

         Should this Note be placed in the hands of an attorney for collection through legal proceedings or otherwise, the Promissor will pay reasonable attorneys' fees to the holder hereof together with the costs and reasonable expenses of collection.

         The Promissor waives diligence, demand, presentment for payment (protest) and notice and consent to the extension or extensions of the time of payment with out notice and agree that recourse may be had against the Promissor's separate property as well as Promissor's community property.




                                      Promissor   /s/ Garry Kline
                                                  ----------------------------
                                                  Garry Kline